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                                                                    EXHIBIT 4.04
                                                                    ------------

                                     WARRANT
                                     -------

WARRANT NO. W-__                                                 _____ WARRANTS

                  SHARES ARE NOT REQUIRED TO BE ISSUED UPON EXERCISE OF THIS WARRANT AND ANY SHARES SO ISSUED MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH ISSUANCE OR TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAW.

                              CARDINAL HEALTH, INC.

         This warrant certificate (the "Warrant Certificate") certifies that, for value received, __________________________ or registered assigns under
Section 8 hereof (the "Holder") is the owner of _____ warrants specified above (the "Warrants") each of which entitles the Holder thereof to purchase one (1) fully paid and nonassessable share of the Common Shares, without par value ("Common Shares"), of Cardinal Health, Inc., a corporation organized under the laws of Ohio (the "Company"), or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 4 hereof, at the price per share set forth in Section 4 hereof, subject to adjustment from time to time pursuant to Section 4 hereof (the "Warrant Price") and subject to the provisions and upon the terms and conditions set forth herein.

         1.       Term of Warrant.
                  ----------------

         Subject to Section 7 hereof, each Warrant is exercisable, at the option of the Holder, at any time during the period commencing on the date hereof and ending at 5:00 p.m. Eastern time on April 27, 2003, or if such date shall, in the State of Ohio, be a holiday or a day on which banks are authorized to close, then 5:00 p.m. Eastern time the next following day which in the State of Ohio is not a holiday or a day on which banks are authorized to close.

         2.       Method of Exercise and Payment; Issuance of New Warrant
                  -------------------------------------------------------
                  Certificate; Contingent Exercise.
                  ---------------------------------

                  (a) Subject to Sections 1 and 7 hereof, each Warrant may be exercised by the Holder hereof by the surrender of this Warrant Certificate (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company of (i) cash or a certified check or a wire transfer in an amount equal to the then applicable Warrant Price multiplied by the number of Common Shares then being


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purchased or (ii) that number of Common Shares of the Company having a fair market value (as defined below) equal to the then applicable Warrant Price multiplied by the number of Common Shares then being purchased. In the alternative, the Holder hereof may exercise its right to purchase some or all of the Common Shares pursuant to this Warrant Certificate, on a net basis, such that, without the exchange of any funds, the Holder hereof receives that number of Common Shares subscribed to pursuant to this Warrant Certificate less that number of Common Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Warrant Price that would otherwise have been paid by the Holder for the number of Common Shares subscribed to under this Warrant Certificate. Fair market value shall be the daily closing price per share on the last business day prior to the day of exercise. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date no bids are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on any such date, no market maker is making a market in the Common Shares, the fair market value of such security on such date shall be determined reasonably and in good faith by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, "fair market value" shall mean the fair value per share determined reasonably and in good faith by the Board of Directors of the Company.

                  (b) The Company agrees that the Common Shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant Certificate, certificates for the Common Shares so purchased shall be delivered to the Holder hereof within 15 days thereafter and, unless all of the Warrants represented by this Warrant Certificate have been fully exercised or have expired pursuant to
Section 1 hereof, a new Warrant Certificate representing the Common Shares, if any, with respect to which the Warrants represented by this Warrant Certificate shall not then have been exercised, shall also be issued to the Holder hereof within such 15 day period.

         3.       Shares Fully Paid; Reservation of Shares.
                  -----------------------------------------

         All Common Shares which may be issued upon the exercise of the Warrants will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant Certificate, a sufficient number of Common Shares to provide for the exercise of the Warrants.

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         4.       Warrant Price; Adjustment of Warrant Price and Number of
                  --------------------------------------------------------
                  Shares.
                  -------

         The Warrant Price shall be $_____ per Common Share, and the Warrant Price and the number of Common Shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time, as follows:

                  (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of the Warrants, or in case of any consolidation or merger of the Company with or into another corporation or entity, other than a consolidation or merger with another corporation or entity in which the Company is the continuing corporation and which does not result in any reclassification, conversion or change of outstanding securities issuable upon exercise of the Warrants, or in case of any sale of all or substantially all of the assets of the Company, the holder of the Warrants shall thereafter be entitled to receive upon the exercise of the Warrants, in lieu of each Common Share theretofore issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, conversion, change, consolidation, or merger by a holder of one Common Share. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers and transfers.

                  (b) SUBDIVISIONS, COMBINATIONS AND STOCK DIVIDENDS. If the Company at any time while this Warrant Certificate is outstanding and unexpired shall subdivide or combine its Common Shares, or shall pay a dividend with respect to Common Shares payable in, or make any other distribution with respect to its Common Shares consisting of, Common Shares, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend or distribution.

                  (c) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price pursuant to Section 4(b) hereof, the number of Common Shares purchasable hereunder shall be adjusted, to the next larger whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

         5.       Notice of Adjustments.
                  ----------------------

         Whenever any Warrant Price shall be adjusted pursuant to Section 4 hereof, the Company shall prepare a certificate signed by its chief financial officer or treasurer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of Common Shares then purchasable upon exercise of the Warrants, and shall cause copies of such certificate to be mailed to the Holder hereof at the address specified in Section 9(c) hereof, or at such other address as may be provided to the Company in writing by the Holder hereof.

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         6.       Fractional Shares.
                  -----------------

         No fractional Common Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

         7.       Compliance with Securities Act.
                  -------------------------------

         The Holder of this Warrant Certificate, by acceptance hereof, agrees that Common Shares are not required to be issued upon exercise hereby and any shares so issued may not be transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or (ii) upon first furnishing to the Company an opinion satisfactory to the Company that such issuance is not in violation of the registration requirements of the Act or applicable state securities laws. This Warrant Certificate and all Common Shares issued upon exercise of the Warrants (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

                  SHARES ARE NOT REQUIRED TO BE ISSUED UPON EXERCISE
                  OF THIS WARRANT AND ANY SHARES SO ISSUED MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH ISSUANCE OR TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE
                  ACT OR ANY APPLICABLE STATE SECURITIES LAW.

         8.       Transfer.
                  ---------

         The Warrants and all rights under this Warrant Certificate are transferable, in whole or in part, at the principal office of the Company by the Holder hereof, in person or by its duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed (with the instrument of transfer form attached hereto as EXHIBIT 2 duly executed). Each Holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable as against the Holder; provided, however, that the last Holder of this Warrant Certificate as registered on the books of the Company may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner of the Warrants for any purposes and as the person entitled to exercise the rights represented by this Warrant Certificate or to transfer the Warrants on the books of the Company, any notice to the contrary notwithstanding, unless and until such Holder seeks to transfer registered ownership of the Warrants on the books of the Company and such transfer is effected.

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                  9.       Miscellaneous.
                           --------------

                  (a) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and deliver, in lieu of this Warrant Certificate, a new warrant certificate of like tenor.

                  (b) NOTICE OF CAPITAL CHANGES. In case:

                      (i) the Company shall declare any dividend or distribution payable to the holders of Common Shares and payable in, or consisting of, Common Shares;

                      (ii) there shall be any capital reorganization or reclassification of the capital of the Company, or consolidation or merger of the Company with or into another corporation or entity, other than a consolidation or merger with another corporation or entity in which the Company is the continuing corporation, or sale of all or substantially all of its assets to, another corporation or business organization; or

                      (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company then, in any one or more of said cases, the Company shall give the Holder hereof written notice of such event, in the manner set forth in Section 9(c), below at the same time notice thereof is provided to the Company's shareholders.

                  (c) NOTICE. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed, if to the Company, at its principal office to the attention of its General Counsel, and, if to the Holder hereof, at its address as set forth in the Company's books and records or at such other address as the Holder hereof may have provided to the Company pursuant to this Section 9(c).

                  (d) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate.

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                  (e) GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Ohio.

         This Warrant Certificate has been executed as of this _____ day of _____________, 1997.

                                                  CARDINAL HEALTH, INC.

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                         -----------------------
                                                  Title:
                                                          ----------------------

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                                    EXHIBIT 1
                                    ---------

                               NOTICE OF EXERCISE
                               ------------------

TO:  CARDINAL HEALTH, INC.

         1. The undersigned hereby elects to purchase ___________________ Common Shares of Cardinal Health, Inc. pursuant to the terms of the attached Warrant.

         2. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

                         ------------------------------
                                     (Name)

                         ------------------------------

                         ------------------------------
                                    (Address)

Dated:

                                                       -------------------------
                                                       Signature


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                                    EXHIBIT 2
                                    ---------

                               FORM OF ASSIGNMENT
                               ------------------

         For value received, the undersigned hereby sells, assigns and transfers unto _____________ the rights represented by the within Warrant Certificate to purchase __________ Common Shares of Cardinal Health, Inc. to which the within Warrant Certificate relates and appoints _________ to transfer such rights on the books of Cardinal Health, Inc. with full power of substitution in the premises.

Dated:
      -------------------                              -------------------------
                                                       Signature